UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2023

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 16, 2023, Lyft, Inc. (the “Company”) announced the appointment of Erin Brewer as the Chief Financial Officer (“CFO”) of the Company. Ms. Brewer is expected to start on July 10, 2023 (the “Effective Date”). Elaine Paul, the Company’s current CFO, will depart the Company effective May 19, 2023. Lisa Blackwood-Kapral, the Company’s Chief Accounting Officer, will serve as interim CFO and principal financial officer during the period between Ms. Paul’s departure and the Effective Date.
Ms. Brewer, 52, served as Managing Director Enterprise Finance at Charles Schwab & Co., Inc., a financial services company, from May 2020 to October 2022. From September 2018 to April 2020, Ms. Brewer served as Head of Strategy and Finance at Atlassian Corporation, a software development company. Previously, Ms. Brewer served in a variety of roles for McKesson Corporation from August 2005 to July 2018, most recently as EVP and Chief Accounting Officer from 2016 to 2018 and before that in a variety of senior investor relations, financial planning and analysis, and finance roles. Ms. Brewer also served as a board member for McKesson Ventures from 2016 to 2018. Ms. Brewer holds a B.S. in Accounting from Purdue University and an M.B.A. from the Haas School of Business at the University of California, Berkeley.
Ms. Paul will serve as an advisor to the Company through November 30, 2023 to assist in the transition of her duties. Ms. Paul’s departure is not the result of any dispute or disagreement with the Company, its board of directors, or its management, or any matter relating to the Company’s operations, policies or practices.

Brewer Offer Letter
On May 15, 2023, the Company entered into an employment letter with Ms. Brewer (the “Employment Letter”). The Employment Letter does not have a specific term and provides that Ms. Brewer’s employment will be at-will. Under the Employment Letter, the Company will pay Ms. Brewer an annual base salary of $650,000, which shall be subject to review and adjustment based upon the Company’s normal performance review practices.
In addition, pursuant to the Employment Letter, Ms. Brewer will receive a signing bonus of $650,000, payable in two equal installments (one installment shortly after the Effective Date and the other shortly after the twelve-month anniversary of the Effective Date). If prior to the twelve-month anniversary of the Effective Date, Ms. Brewer voluntarily terminates her employment, her employment is terminated as a result of death or disability or her employment is terminated by the Company for Cause (as defined in the Severance Plan described below), she will be required to repay a pro rata portion (based upon the number of months actually worked) of the gross amount of the first installment of the signing bonus to the Company within ninety (90) days of the end of her employment.
The Employment Letter provides that, subject to the approval of the Company’s board of directors or its authorized committee (the “Board”), the Company will grant Ms. Brewer an award of restricted stock units (“RSUs”) with a grant date value of approximately $10,800,000, which award shall vest as to 1/12th of the total number of RSUs associated with the new hire award on the first quarterly vesting date (set at February 20, May 20, August 20 and November 20 of each year) (“Quarterly Vesting Dates”) that occurs after Ms. Brewer completes three (3) months of continuous service and as to 1/12th of the total number of RSUs associated with the new hire award on each Quarterly Vesting Date thereafter, in each case, subject to Ms. Brewer’s continuous service with the Company or its subsidiaries or affiliates from the grant date through the applicable Quarterly Vesting Date. The number of RSUs subject to the award is calculated by dividing the value of the award by the 20-trading day trailing average closing price of a share of the Company’s Class A Common Stock, ending on the last trading day preceding the Monday of the week of the date Ms. Brewer commences employment with the Company, rounded down to the nearest whole RSU, as determined by the Board.
The Employment Letter also provides that, subject to approval by the Board, the Company will grant Ms. Brewer an award of performance-based RSUs (“PSUs”) with a grant date value of approximately $7,200,000. Such PSUs will be eligible to vest based upon the Company’s stock price performance during a four-year performance period and additionally will require Ms. Brewer’s continuous service to the Company through the applicable vesting dates. The number of PSUs will be determined using the Company’s standard methodology approved by the Board applicable to converting grant date value into a number of PSUs. The awards of RSUs and PSUs are expected to be made following the Effective Date, assuming Board approval, and will be subject to the terms and conditions of the Company’s 2019 Equity Incentive Plan and the applicable award agreement thereunder.
The Employment Letter also provides that Ms. Brewer will be eligible to participate in the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”), a copy of which has been filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-229996), filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2019. Her participation level will be at the same level as other named executive officers who are not the Company’s Chief Executive Officer or President. The terms and conditions of the Severance Plan are described in the Company’s proxy statement for the annual meeting of stockholders filed with the SEC on May 1, 2023 under the caption “Potential Payments Upon Termination or Change of Control.”
Effective upon her appointment as CFO of the Company, Ms. Brewer will be designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.
Ms. Brewer will execute the Company’s standard form of indemnification agreement prior to the date she commences employment with the Company, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-229996), filed with the SEC on March 1, 2019.
There are no other arrangements or understandings between Ms. Brewer and any other persons pursuant to which Ms. Brewer was appointed as CFO of the Company. There are no family relationships between Ms. Brewer and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing summary of the Employment Letter is subject to, and qualified in its entirety by, the full text of the Employment Letter, which will be filed as an exhibit to a subsequent periodic report filed with the SEC.

Paul Transition Arrangements
On May 15, 2023, the Company and Ms. Paul mutually agreed to terms pursuant to which she would step down as CFO. In connection with her departure Ms. Paul will receive a cash payment of $325,000 (reflecting six months base salary) and a lump sum payment equal to the cost of six months of COBRA coverage, subject to execution of a release of claims in favor of the Company and other released parties, as provided for under the Severance Plan. Ms. Paul has agreed to provide transition services to the Company following her departure from May 19, 2023 through November 30, 2023, unless earlier terminated (the “Consulting Term”). In exchange for Ms. Paul’s services, her outstanding equity awards will continue to vest during the Consulting Term in accordance with the original vesting schedule, provided that she remains as a service provider to the Company. Accelerated vesting was not provided.
The foregoing summaries of the transition arrangements with Ms. Paul are subject to, and qualified in their entirety by, the full text of such agreements, which will be filed as exhibits to a subsequent periodic report filed with the SEC.
Item 7.01    Regulation FD Disclosure
On May 16, 2023, the Company confirmed there have been no changes to its previously issued guidance regarding its second quarter 2023 revenue, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA margin. The Company expects to report its Q2 2023 results in August and plans to release long-term targets in 2023.
On May 16, 2023, the Company issued a press release relating to the matters described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished under Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Lyft, Inc., dated May 16, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “plans,” “intends,” or “target” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the Company’s expectations for its financial and operating performance in the second quarter of 2023 and the Company’s executive transition. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding the Company’s ability to forecast its performance due to its limited operating history. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company considers certain financial measures that are not prepared in accordance with GAAP, including Contribution Margin, Adjusted EBITDA and Adjusted EBITDA margin. The Company defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period, and defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. The Company defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.
The Company has not provided the forward-looking GAAP equivalent to its non-GAAP financial measure outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and income tax. Accordingly, a reconciliation of these non-GAAP guidance metrics to corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	May 16, 2023	/s/ John David Risher
John David Risher
Chief Executive Officer